Exhibit 99.1

Anworth Announces Fourth Quarter 2008 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 19, 2009--Anworth Mortgage Asset Corporation (NYSE: ANH) reported today Core Earnings for the quarter ended December 31, 2008 of $23.6 million, or $0.26 per diluted earnings per share after exclusions, “Core Earnings” for the quarter ended December 31, 2008 represents a non-GAAP financial measure which we define as net income excluding impairment losses. A reconciliation to the most directly related GAAP financial measure is provided herein.

On a GAAP basis, net income to common stockholders for the quarter ended December 31, 2008 was approximately $20.1 million, or $0.22 per diluted earnings per share. The net income to common stockholders includes an approximately $3.5 million non-cash impairment charge on our non-agency mortgage-backed securities, or Non-Agency MBS, portfolio.

On December 22, 2008, we declared a quarterly common stock dividend of $0.26 per share for the fourth quarter of 2008 which was payable on January 20, 2009 to common stockholders of record as of the close of business on December 31, 2008. The common stock declared dividend of $0.26 per share equates to an annualized dividend yield of 16.17%, based on the closing price of $6.43 on December 31, 2008.

Our investments consist primarily of agency mortgage-backed securities, or Agency MBS, which constituted 99.9% of our portfolio at December 31, 2008.

At December 31, 2008, our Agency MBS portfolio at fair value was approximately $5.3 billion and was allocated as follows: approximately 15% agency adjustable-rate MBS; approximately 65% agency hybrid adjustable-rate MBS; approximately 20% agency fixed-rate MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs. At December 31, 2007, our Agency MBS portfolio at fair value was approximately $4.66 billion and was allocated as follows: approximately 20% agency adjustable-rate MBS; approximately 62% agency hybrid adjustable-rate MBS; approximately 18% agency fixed-rate MBS; and less than 1% agency floating-rate CMOs.

At December 31, 2008, the current yield on our Agency MBS portfolio was 5.47%, based on a weighted average coupon of 5.54% divided by the average amortized cost of 101.22%, as compared with a yield of 5.84% at December 31, 2007, based on a weighted average coupon of 5.91% divided by the average amortized cost of 101.23%. During the quarter ended December 31, 2008, the unamortized premium was $63 million, or 1.2% of the par value, as compared with $56 million, or 1.2% of the par value, during the quarter ended December 31, 2007. During the quarter ended December 31, 2008, the expense of amortizing the agency securities premium was approximately $1.9 million, as compared with $3.4 million during the quarter ended December 31, 2007.

During the quarter ended December 31, 2008, the fair value of our Non-Agency MBS portfolio declined to approximately $7.3 million from a fair value of approximately $11.4 million at September 30, 2008. Since we currently believe the decline in the fair value of our Non-Agency MBS is likely to be other-than-temporary, we have recognized an impairment charge to write-down these securities to estimated fair value. For the three months ended December 31, 2008, we have recognized through earnings an impairment charge of approximately $3.5 million on our Non-Agency MBS portfolio.

During the quarter ended December 31, 2008, the constant prepayment rate, or CPR, of our Agency MBS and Non-Agency MBS was 10% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 11%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid mortgage assets, the weighted average term to the next interest rate reset date was 31 months. During the quarter ended December 31, 2007, the CPR of our Agency MBS and Non-Agency MBS was 18% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 20%. During the quarter ended December 31, 2007, for our Agency MBS and Non-Agency MBS adjustable-rate and hybrid mortgage assets, the weighted average term to the next interest rate reset date was 36 months.

At December 31, 2008, the outstanding repurchase agreement balance was $4.66 billion with an average interest rate of 2.07% and an average maturity of 34 days. After adjusting for collateralized interest rate swap transactions, the average interest rate was 3.25% and the average maturity was 422 days. At December 31, 2008, Agency MBS with a fair value of $5.2 billion had been pledged under the repurchase agreements. At December 31, 2007, the outstanding repurchase agreement balance was $4.2 billion with an average interest rate of 4.91% and an average maturity of 49 days. After adjusting for collateralized interest rate swap transactions, the average interest rate was 4.77% and the average maturity was 418 days. At December 31, 2007, Agency MBS with a fair value of $4.48 billion had been pledged under the repurchase agreements.

At December 31, 2008, our Agency MBS portfolio of $5.3 billion was financed with $4.66 billion of repurchase agreements, resulting in a leverage multiple of 7.5x, as compared with a leverage multiple of 9.1x at December 31, 2007 and 7.1x at September 30, 2008. The leverage multiple is based on total stockholder’s equity plus the Series B Preferred Stock and the trust preferred securities.

At December 31, 2008, we had interest rate swap agreements with a notional amount of $2.68 billion, which represents approximately 57% of our outstanding repurchase agreements, as compared with interest rate swap agreements with a notional amount of $2.04 billion, which represented approximately 48% of our outstanding repurchase agreements, at December 31, 2007.

During the quarter ended December 31, 2008 and relative to average earning assets, interest income earned was 5.38%, amortization of premium was (0.14)% and the average cost of funds on repurchase agreements and derivative instruments was 3.51%, resulting in a net interest rate spread of 1.73%. During the quarter ended December 31, 2007 and relative to average earning assets, interest income earned was 5.77%, amortization of premium was (0.32)% and the average cost of funds on repurchase agreements and derivative instruments was 4.89%, resulting in a net interest rate spread of 0.56%.

At December 31, 2008, stockholders’ equity available to common stockholders of Anworth was approximately $507.3 million, or $5.61 per share, based on 90.5 million shares of common stock outstanding at quarter end. The $507.3 million equals total stockholders’ equity of $556.2 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $30.1 million and the proceeds from its sale of $28.1 million. At December 31, 2007, stockholders’ equity available to common stockholders of Anworth was approximately $352.5 million, or $6.15 per share, based on 57.3 million shares of common stock outstanding at quarter end. The $352.5 million equals total stockholders’ equity of $401.4 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $30.1 million and the proceeds from its sale of $28.1 million.

On December 22, 2008, we declared a quarterly common stock dividend of $0.26 per share which was payable on January 20, 2009 to our holders of record of common stock as of the close of business on December 31, 2008. When we pay a cash dividend during any quarterly fiscal period to our common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on our Series B Preferred Stock), the conversion rate on our Series B Preferred Stock is adjusted based on a formula specified in the Series B Preferred Stock prospectus supplement (and also available on the “Stock Information” page of our web site at http://www.anworth.com). As a result of this dividend, the conversion rate increased on January 2, 2009 from 2.6857 shares of our common stock to 2.7865 shares of our common stock.

The Company will host a conference call at 5:00 p.m. ET on February 19, 2009 to discuss fourth quarter 2008 results. The dial-in number for the conference call is 866-788-0544 for U.S. and Canadian callers (international callers should dial 857-350-1682) and the passcode is 81472450. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time. The dial-in number for the replay is 888-286-8010 for U.S. and Canadian callers (international callers should dial 617-801-6888) and the passcode is 10391619. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests primarily in securities guaranteed by U.S. Government-sponsored agencies, such as Fannie Mae, Freddie Mac or Ginnie Mae. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
	(unaudited)

ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$5,164,178	$4,478,983
Agency MBS at fair value	143,262	183,564
	5,307,440	4,662,547
Non-Agency MBS:
Non-Agency MBS at fair value	7,337	42,714
Cash and cash equivalents	131,970	12,440
Interest and dividends receivable	26,081	25,618
Derivative instruments at fair value	-	1,791
Prepaid expenses and other	4,314	52,371
Assets of discontinued operations	-	38
	$5,477,142	$4,797,519

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$26,268	$40,892
Repurchase agreements	4,665,000	4,227,100
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	138,592	45,193
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	471	471
Dividends payable on common stock	23,445	6,765
Accrued expenses and other	675	1,317
Liabilities of discontinued operations	-	7,834
	$4,892,842	$4,367,963
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($30,138 and $30,150, respectively); 1,206 and 1,206 shares issued and outstanding at December 31, 2008 and 2007, respectively	$28,096	$28,108

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at December 31, 2008 and 2007, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 90,462 and 57,289 issued and outstanding at December 31, 2008 and 2007, respectively	905	573
Additional paid-in capital	851,588	601,462
Accumulated other comprehensive loss consisting of unrealized losses and gains	(101,940)	(36,129)
Accumulated deficit	(239,746)	(209,855)
	$556,204	$401,448
	$5,477,142	$4,797,519

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except for per share amounts)

	For the Quarter Ended December 31, 2008	For the Quarter Ended December 31, 2007	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
	(unaudited)		(unaudited)

Interest income net of amortization of premium and discount:
Interest on Agency MBS	$71,043	$57,248	$285,687	$248,779
Interest on Non-Agency MBS	248	651	1,309	4,978
Other income	49	707	702	1,074
	$71,340	$58,606	$287,698	$254,831
Interest expense:
Interest expense on repurchase agreements	41,657	47,147	178,875	221,697
Interest expense on junior subordinated notes	623	786	2,449	3,187
	42,280	47,933	181,324	224,884
Net interest income	29,060	10,673	$106,374	29,947
Gain (loss) on sale of Agency MBS and Non-Agency MBS	-	5	(49)	(23,442)
Net (loss) on derivative instruments	834	-	(113)	(147)
Impairment charges on Non-Agency MBS	(3,455)	-	(37,537)	-
Expenses:
Incentive compensation	(2,439)	-	(5,814)	-
Compensation and benefits	(1,326)	(598)	(4,058)	(2,443)
Compensation - amortization of restricted stock	(50)	198	(202)	97
Write-off of common stock offering costs	(5)	-	(114)	-
Other expenses	(840)	(873)	(3,438)	(3,190)
Total expenses	(4,660)	(1,273)	(13,626)	(5,536)
Income (loss) from continuing operations	21,779	9,405	55,049	822
(Loss) from discontinued operations	-	(15,181)	-	(151,288)
(Loss) gain on disposition of discontinued operations	(170)	-	7,558	-
Net income (loss)	$21,609	$(5,776)	$62,607	$(150,466)
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(4,044)	(3,033)
Dividend on Series B Cumulative Convertible Preferred Stock	(471)	(471)	(1,884)	(1,716)
Net income (loss) to common stockholders	$20,127	$(7,258)	$56,679	$(155,215)
Basic earnings (loss) per common share:
Continuing operations	$0.22	$0.16	$0.60	$(0.21)
Discontinued operations	-	(0.31)	0.09	(3.26)
Total basic earnings (loss) per common share	$0.22	$(0.15)	$0.69	$(3.47)
Diluted earnings (loss) per common share:
Continuing operations	$0.22	$0.16	$0.60	$(0.21)
Discontinued operations	-	(0.31)	0.09	(3.26)
Total diluted earnings (loss) per common share	$0.22	$(0.15)	$0.69	$(3.47)
Basic weighted average number of shares outstanding	89,759	48,937	82,043	46,483
Diluted weighted average number of shares outstanding	92,997	48,937	85,281	46,483

Reconciliation of Non-GAAP Financial Measures

The results of operations for the three months ended December 31, 2008 contains a disclosure item relating to net income available to common stockholders excluding a $3.5 million impairment charge on Non-Agency MBS. The results of operations for the twelve months ended December 31, 2008 contains a disclosure relating to net income available to common stockholders excluding two items: (1) $37.5 million impairment charges on Non-Agency MBS and (2) a $7.6 million gain on the disposition of discontinued operations. This disclosure may constitute a non-GAAP financial measure within the meaning of Regulation G promulgated by the SEC. The table below presents the reconciliation of net income to common stockholders to net income excluding the impairment charge on Non-Agency MBS and the gain on disposition of discontinued operations. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results. Management also believes that this financial measure enhances the ability of investors to analyze the Company’s operating trends and to better understand its operating performance. This financial measure should not be used as a substitute in assessing the Company’s results of operations and financial condition at December 31, 2008. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. A reconciliation of the Company’s earnings excluding the impairment charge on Non-Agency MBS and the gain on disposition of discontinued operations for the three months and twelve months ended December 31, 2008 with the most directly comparable financial measure calculated in accordance with GAAP is as follows: (in thousands of dollars, except for per share amounts):

	Three Months Ended December 31, 2008		Twelve Months Ended December 31, 2008
		(Per Share)		(Per Share)

Net income to common stockholders	$20,127	$0.22	$56,679	$0.69
Add: impairment charge on Non-Agency MBS	3,455		37,537
Less: gain on disposition of discontinued operations	-		(7,558)
Net income excluding impairment charge on Non-Agency MBS and gain on disposition of discontinued operations	$23,582		$86,658
Basic earnings per share after exclusions		$0.26		$1.06
Diluted earnings per share after exclusions		$0.26		$1.04
Basic weighted average number of shares outstanding	89,759		82,043
Diluted weighted average number of shares outstanding(1)	92,997		85,281

(1) During the three and twelve months ended December 31, 2008, diluted earnings per common share include the assumed conversion of 1.206 million shares of Series B Preferred Stock at the conversion rate of 2.6857 shares of common stock and adding back the Series B Preferred Stock dividend.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, 310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com